                                                               CONFIDENTIAL

                                                               Exhibit 99 (b)(5)




                                 PROJECT APOSTLE

                                  Status Report





--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                       September 20, 1999

Project Apostle
--------------------------------------------------------------------------------
Table of Contents



                                                                          Page
                                                                          ----
   I.   Adam's Proposed Terms ..........................................    1

   II.  Preliminary Valuation Analysis .................................    8

   III. Analysis of Offer ..............................................   15

   IV.  Proposed Equity Plan ...........................................   18

   V.   Incremental Fixed Income Assets ................................   27

   VI.  Appendix .......................................................   30





--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                       September 20, 1999

I. Adam's Proposed Terms
--------------------------------------------------------------------------------

    Transaction Overview:       Through a series of related transactions, Adam
                                would acquire approximately 69% of the fully diluted interests of Peter and become the Managing General Partner of Peter Partners GP:

                                    -- Through a merger with Peter Advisors
                                       Holdings, Adam would acquire all public
                                       units outstanding

                                    -- Through a merger, Adam would acquire
                                       approximately 3.7 million private units
                                       and 2.9 million vested Deferred
                                       Compensation and Deferred Restricted
                                       units

                                    -- Option agreements would be exchanged for
                                       an agreement to pay the "spread value"
                                       plus interest at 8% per annum, within one year of closing

                                    -- Certain unvested Deferred Restricted,
                                       Deferred Compensation and Performance
                                       units would be exchanged for agreements
                                       to pay the purchase price plus interest
                                       at 8% per annum, on the existing vesting schedule

                                    -- Adam would make a capital contribution to
                                       Peter Holdings LLC to amend and buyout
                                       the ETA agreements

                                    -- Adam would purchase all membership
                                       interests in Peter Partners LLC

                                    -- Adam would purchase the membership
                                       interests in other specified LLCs and
                                       their related ETA agreements

                                    -- Adam would enter into a put/call
                                       arrangement for the purchase of the 31%
                                       stake retained by Paul



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 1

I. Adam's Proposed Terms
------------------------------------------------------------------------------

    Pro Forma Ownership:                                 Units
                                                         (000)        % Total
                                                       ---------     ---------
                                       Adam               83,024         69 %
                                       Paul               37,224         31
                                                       ---------     ---------
                                         Total           120,248        100 %
                                                       =========     =========

      Purchase Price:                  $38 per unit

      Total Consideration for Units:   $3.2 billion in cash and Adam shares for
                                       69% of total units outstanding:

                                                                                    Units         Total
                                                                                    (OOOs)    Consideration
                                                                                   -------       -------
                                       Consideration for Units:
                                          Peter Advisors Holdings                   49,501        $1,881
                                          Peter Partners LLC                           142             5
                                          Private Units                              3,696           140
                                          Peter Holdings LLC (ETAs)                 17,402           661 (a)
                                          Other ETAs                                 1,445            55
                                          Deferred Comp. Plan                        2,781           106
                                          Deferred Restricted Units                  1,596            61
                                          Deferred Units                             2,093            80
                                          Performance Units                            201             8
                                          Option, net                                4,069 (b)       155 (c)
                                          OG1 Note                                      98             4
                                             Total Consideration for Units          83,024        $3,155
                                                                                   -------       -------
                                             Implied Value for all Units           120,248        $4,569
                                                                                   =======       =======



--------------------------------------
(a) Includes cash and Adam common stock.
(b) Option shares calculated using treasury stock method. Average strike price of $20.31 per unit.
(c) Net of $177 million cash from exercise of options.

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 2

I. Adam's Proposed Terms
--------------------------------------------------------------------------------


    Amendment of Employee
    Termination Agreements (ETAs):   .   Payment in cash ($555 million) and Adam
                                         common shares ($106 million).

                                     .   ETA holders other than Messrs. Gross,
                                         Hague, Harris, Powers and Thompson
                                         would receive all cash.

                                     .   Messrs. Gross, Hague, Harris, Powers
                                         and Thompson would receive cash and
                                         common shares, with shares distributed
                                         proportional to ETA ownership.

                                     .   ETA agreements will be amended to
                                         provide for a five year post-closing
                                         covenant not to compete.


    Paul Units:                      .   Adam and Paul will enter into a
                                         put/call agreement for the purchase of
                                         all of the Paul units (37.2 million).

                                     .   Put exercisable in October 2002 at
                                         $58.00/ unit ($38.00 at a 13% CAGR).

                                     .   Call exercisable in January 2003 at
                                         $38.00/ unit + 10% per annum after
                                         closing.



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 3

I. Adam's Proposed Terms
--------------------------------------------------------------------------------

    Retention and Bonus Incentive:

      Senior MDs                     .   $391 million (PV $296 million)

                                     .   Five year payout, $78 million/year

                                     .   Five year employment agreements
                                         (Podlich and Meiling to sign
                                         non-solicitation agreements)

                                     .   Amounts not paid not subject to
                                         redistribution or reallocation without
                                         agreement of Adam

                                     .   Breach of contract results in
                                         forfeiture of future bonuses and
                                         refund of half of all bonuses paid

      Other Peter                    .   $105-$225 million over seven years
                                         (PV $81-$156 million)

                                     .   Fixed retention pool of $105 million:
                                         -- $21 million/year from 2000 to 2004

                                     .   Variable retention pool of $0 to $120
                                         million:
                                         -- Up to $24 million/year from 2002 to
                                            2006

                                         -- No payments if three-year EBITDA
                                            growth is 10% or less

                                         -- $24 million/year if three-year
                                            EBITDA growth is 20% or more

                                         -- $9 million/year if three-year EBITDA
                                            growth is 15%

                                         -- Interpolation of amounts between
                                            performance targets

                                         -- EBITDA excludes services to
                                            affiliated portfolios



--------------------------------------------------------------------------------
Lazard Freres Co. LLC                                                     Page 4

I. Adam's Proposed Terms
--------------------------------------------------------------------------------



        Retention and Bonus Incentive:
        (Cont'd)

          Other Peter (Cont'd)             . Amount of fixed pool allocated upon
                                             execution of definitive documents
                                             to be discussed

                                           . Allocation of 100% of the 2002
                                             variable payment agreed upon
                                             execution of definitive agreements

                                           . Each year the CEO of Peter would
                                             allocate the performance bonus
                                             contingent upon the next three
                                             years' revenue growth with the
                                             concurrence of the CEO of AAM

                                           . Forfeited amounts would be
                                             available for reallocation by the
                                             CEO of Peter with the concurrence
                                             of the CEO of AAM

                                           . No employment or non-compete
                                             agreements


          Special Equity Incentive         For each of Gross and Thompson:

                                           . Seven year employment and
                                             non-competition agreements

                                           . $25 million of restricted Adam
                                             stock
                                             -- Vesting over five years
                                                contingent upon two annual
                                                factors
                                                . 1/2 at the discretion of the
                                                  CEO of AAM
                                                . 1/2 subject to continued
                                                  employment




--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 5

I. Adam's Proposed Terms
--------------------------------------------------------------------------------


    Transition and Incentive       . $62 - $142 million over seven years
    Compensation                     (PV $49-$99 million)

                                   . Separate pools established for severance
                                     payments and retention payments for each operating entity

                                   . Fixed retention pool of $62 million:
                                     -- Annual payments from 2000 to 2004
                                     -- Up to 60% may be paid out in first two
                                        years

                                   . Variable retention pool of $0 to $80
                                     million:
                                     -- Up to $16 million/year from 2002 to 2006
                                     -- No performance payments if three-year
                                        revenue growth is baseline-33% or less
                                     -- Additional $16 million/year if three-
                                        year revenue growth is baseline+33% or
                                        more
                                     -- Additional $6 million/year if three-year
                                        revenue growth is baseline
                                     -- Interpolation of amounts between
                                        performance targets

                                   . 60% of the fixed would be allocated prior
                                     to execution of definitive agreements

                                   . Allocation of 100% of the 2002 variable
                                     payment agreed upon execution of definitive agreements



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 6

I. Adam's Proposed Terms
--------------------------------------------------------------------------------





    Fixed Income Assets:           . $100 billion of Adam Group portfolio assets
                                     by 2000

                                   . Minimum $10 million annual contribution to
                                     bonus pool in 2000 and 2001 from the
                                     insurance portfolio

    Peter Bonus Pool Buy-Down:     . Adam "proposes" a reduction in the bonus
                                     pool to 30% of pre-bonus operating income

                                   . Advanced a preliminary proposal for a
                                     deferred compensation scheme



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 7

II. Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Peter Advisors Holdings Market Performance


                                    [GRAPH]



                                    [GRAPH]



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 8

II.    Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Selected Public Company Trading Statistics
(dollars in millions)

                                                             Firm Value as a Multiple of:
                                                         ------------------------------------        90-Day
                                Equity         1999       Operating     Operating                    Price
                                Value          P/E   (a)  Revenues        Income        AUM          Change
                               --------       ------     ----------    -----------    -------       --------
        Peter                   $4,271          21.9 x         4.7 x        14.5 x        1.7 %         24 %

        MLPs:
        -----
           Alliance             $4,520          11.8x          4.0 x       11.5 x         1.5 %        (13)%
           Nvest                 1,006          11.6           2.0          7.5           1.0          (10)

        C-Corps:
        --------
           Franklin Resources   $7,720          15.8 x         4.3 x        11.5 x         3.1 %        (23) %
           Amvescap              3,213          15.7           5.0          15.9           2.7          (14)
           T.RowePrice           3,869          17.7           4.2          15.1           2.4          (15)
           Waddell & Reed        1,493          15.3           4.7          10.5           4.9           (7)
           Federated Investors   1,652          14.2           3.5           9.3           1.6           16
           John Nuveen           1,258          13.1           4.1           8.7           2.2          (12)
           Eaton Vance           1,087          17.9           3.7           9.6           3.0           (3)
           UAM                   1,114          18.0           2.2           6.7           1.0          (13)
           Affiliated Managers     596          15.0           3.2           8.4           1.1          (12)
           Gabelli                 463          11.1           2.7           7.5           2.1           (0)
           Phoenix Inv. Partner    386          15.0           3.0           9.2           1.2           (3)
           Conning                 174          11.0           1.7           5.2           0.4          (27)
                              Summary Statistics:
                              -------------------------------------------------------------------------------
                              High              21.9  x        5.0  x       15.9  x        4.9  %        24 %
                              Low               11.0           1.7           5.2           0.4          (27)
                              Mean              15.0           3.5          10.1           2.0           (8)
                              Median            15.0           3.7           9.3           1.7          (12)
                              -------------------------------------------------------------------------------
       ------------------------------
       As of September 16. 1999.
       (a) Based on I/B/E/S median estimates.

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                   Page 9

II.    Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Selected M&A Transaction Statistics
(dollars in millions)


                                                                          Firm Value as a Multi of LTM:
                                                                          -----------------------------      Premium
           Annc.                Acquiror/               Firm       AUM    Operating                         One Month
           Date                 Acquiree               Value      ($ BN)    Income   Revenues       AUM       Prior
           ----                 --------               -----       -----    ------   --------       ---       -----
          Sep-99     Union Bank of Switzerland          $675      $13.9       21.0 x      NA       4.9 %       NA
                      Global Asset Management
          Mar-99     Prudential                        2,933       30.1       23.6      11.0  x     NM         52 %
                        M & G Investment Management
          Aug-98     Northwestern Mutual Life            950       41.0       18.6       3.7       2.3         NA
                        Frank Russell Company
          Jan-98     Amvescap PLC                      1,151       55.0       14.8       2.6       2.1         NA
                        LGT Chancellor
          Nov-97     Merrill Lynch & Co.               5,077      176.6       17.2       8.2       2.9         23
                        Mercury Asset Management (UK)
          Jun-97     Zurich Insurance Group            1,660      120.5         NM       3.2       1.3         NA
                       Scudder, Stevens & Clark
          Nov-96     INVESCO PLC                       1,735       57.1       11.2       4.9       3.0         NA
                      AIM Management Group
          Jul-96     Liechtenstein Global Trust          260       32.2        11.4      2.9       0.8         NA
                       Chancellor Capital Management
          Jan-96     Dresdner Bank AG                    390       27.4       11.8       4.6       1.4         NA
                      RCM Capital Management
          Jun-95     Morgan Stanley & Co., Inc.          350       33.0         NA       3.5       1.1         NA
                      Miller Anderson & Sherrerd
          Aug-94     Swiss Bank Corporation              870       37.5       11.2       5.8       2.3         NA
                      Brinson Partners Inc
          Jun-94     PNC Bank Corp.                      240       23.0        9.5       4.5       1.0         NA
                      BlackRock Financial Management
          Dec-93     Mellon Bank Corporation           1,918       79.2       10.6       3.8       1.5         30
                      The Dreyfus Corporation
                                                      Summary Statistics:
                                                      -------------------------------------------------------------
                                                      High                   23.6  x    11.0  x    4.9  %      52 %
                                                      Low                     9.5        2.6       0.8         23
                                                      Mean                   14.6        4.9       2.1         35
                                                      Median                 11.8        4.2       1.8         30
                                                      -------------------------------------------------------------

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 10

II. Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Market Premium Analysis for Selected M&A Transactions
(dollars in millions)

                                                                                                           Premium over prior
       Annc.                                                                           Deal          -----------------------------
       Date              Acquiror                              Target                  Value         1 day       1 week    4 weeks
       ----   -------------------------------    -----------------------------       --------        -----       ------    -------
       8/99   TD Bank Financial Group            CT Financial Services Inc.           $5,303          (3) %        (2) %      (2) %
       7/99   Banco Comercial Portugues S.A.     Banco Pinto & Sotto Mayor S.A.        3,887           1            1         (7)
       7/99   Piraeus Bank S.A.                  Ergobank S.A.                         3,239          76           79         69
       6/99   Zions Bancorp                      First Security Corp.                  5,678          55           53         50
       5/99   AmSouth Bancorp                    First American Corp.                  6,328          30           31         33
       5/99   HSBC Holdings plc                  Republic New York Corp.               7,703           3           20         30
       2/99   Sun Life and Provincial            GRE plc                               5,692          42           42         42
      11/98   Deutsche Bank AG                   Bankers Trust New York Corp.          9,082          58           79         37
       7/98   SunTrust Banks Inc.                Crestar Finl Corp.                    9,603          31           40         56
       7/98   Star Banc Corp.                    Firstar Corp.                         7,218          45           44         34
       4/98   Conseco Inc.                       Green Tree Financial Corp.            7,359          83           86         94
       2/98   Banco de Santander S.A.            Banesto                               3,850          14           12         20
       1/98   St Paul Companies Inc.             USF&G Corp.                           3,782          18           22         15
       9/99   National Westminster Bank          Legal & General                      17,333          (2)          15         34
       3/99   Prudential                         M&G Investment Management             2,933          40           46         52
      11/97   Merrill Lynch & Co.                Mercury Asset Management              5,077          32           32         23
      12/93   Mellon Bank Corporation            The Dreyfus Corporation               1,918          28           25         30


                                                                                  -------------------------------------------------
                                                                                  Mean                32  %        37  %      36  %
                                                                                  Median              31           32         34
                                                                                  High                83           86         94
                                                                                  Low                 (3)          (2)        (7)
                                                                                  -------------------------------------------------

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 11

II.  Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Summary Discounted Cash Flow Analysis
(dollars in millions)

                                                     Stand-Alone Equity Value                Stand-Alone Equity Value per Unit
                                             -----------------------------------------  -------------------------------------------
     Range of Values                           $4,400           --           $5,000          $36.59          --           $41.58
                                             -----------------------------------------  -------------------------------------------
                                                            ------------                                 -------------
     Mean Value                                                $4,700                                       $39.09
                                                            ------------                                 -------------
                                             Equity Value Assuming
                                             Terminal Value of OPAD                                  Equity Value per Unit
                   Discount            ------------------------------------                  ------------------------------------
                     Rate               9.0x           10.0x          11.0x                   9.Ox           1O.Ox          11.Ox
                     ----              ------         ------         ------                  ------         ------         ------
                     12.0   %          $4,750         $5,092         $5,434                  $39.50         $42.34         $45.19
                     14.0               4,321          4,627          4,933                   35.94          38.48          41.03
                     16.0               3,941          4,215          4,490                   32.77          35.06          37.34

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 12

II. Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Summary Valuation Analysis
(dollars in millions; except per unit amounts)

                                                         Judgmental Value Range
                                           ------------------------------------------------------
                                                 Unit Value                    Firm Value (a)             Cash Flow Multiple (b)
                                           ------------------------       -----------------------      ---------------------------
                                             Low            High             Low           High             Low            High
                                           --------      ----------       ---------      --------      -------------   -----------
       Peter Trading Price
          Current                            $36.38                          $4,462                          14.8x
          High (c)                            31.40                           3,864                          12.8
          Low (c)                             26.90                           3,323                          11.0
          Median (c)                          29.40                           3,623                          12.0

      Public Company Trading Range           $27.00         $32.00           $3,309         $3,910           11.Ox          13.0x

      Selected M&A Transactions              $34.50         $41.75           $4,211         $5,114           14.Ox          17.0x

      Takeover Premium (d)                   $38.50         $41.50           $4,718         $5,078           15.7x          16.9x

      DCF Analysis                           $36.50         $41.50           $4,477         $5,078           14.9x          16.9x

---------------
 (a) Diluted shares outstanding: 120.2 million.
 (b) LTM adjusted OPAD: $300.8 million.
 (c) January 1, 1999 through July 5, 1999.
 (d) Premium of 30% to 40% to price per share on July 5, 1999 ($29.69).

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 13

II.   Preliminary Valuation Analysis
--------------------------------------------------------------------------------
Analysis at Various Prices
(dollars in millions; except Ier unit amounts)


                                                                              Price Per Unit
                                                   --------------------------------------------------------------------
                                                   $36.00     $37.00    $38.00    $39.00     $40.00    $41.00    $42.00
                                                   ------     ------    ------    ------     ------    ------    ------
                                 Equity Value (a)  $4,329     $4,449    $4,569    $4,690     $4,810    $4,930    $5,050
                                 Firm Value  (b)   $4,417     $4,537    $4,657    $4,778     $4,898    $5,018    $5,138
                                        Peter
            Multiples of Firm Value:   Statistic
            ------------------------   ---------
               LTM Adj. OPAD             $301        14.7 x     15.1  x   15.5  x   15.9 x     16.3  x   16.7  x   17.1 x
               l999 Proj. OPAD            319        13.9       14.2      14.6      15.0       15.4      15.7      16.1
               LTM Revenues               915         4.8        5.0       5.1       5.2        5.4       5.5       5.6
               AUM ($bn)                  255         1.7 %      1.8  %    1.8  %    1.9 %      1.9  %    2.0  %    2.0 %
            Multiples of Earnings: (c)
            ----------------------
               LTM Net Income            $166        26.1 x     26.8  x   27.5  x   28.3 x     29.0  x   29.7  x   30.4 x
               1999E Net Income           177        24.5       25.2      25.8      26.5       27.2      27.9      28.6
            Premium to Trading Value:
            -------------------------
               Before Announcement     $29.69          21 %       25  %     28  %     31 %       35  %     38  %     41 %
               Current (d)              36.38          (1)         2         4         7         10        13        15
               High (d)                 31.40          15         18        21        24         27        31        34
               Low (d)                  26.90          34         38        41        45         49        52        56

---------------
(a) Diluted shares outstanding: 120.2 mm. Options outstanding purchased for "spread value."
(b) Includes OGI Note ($88 mm).
(c) Net income before goodwill amortization less taxes (assume 40% rate).
(d) January 1, 1999 through July 5, 1999.

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 14

III.   Analysis of Offer
--------------------------------------------------------------------------------
Consideration Paid to Stakeholders
(dollars in millions; except per unit amounts)

           Based on consideration for Peter units and
           ETAs:                                                       Consideration for Peter Units and ETAs:
                                                                       ---------------------------------------
                                                                        Consideration for Units                         $2,494
                                                                        Cash Consideration for ETAs                        555
                                                                        Adam stock for ETAs                                106
                                                                                                                        -------
                                                                           Total Consideration                           3,155
                                                                        Percentage Purchased                                69 % (a)
                                                                                                                        -------
                                                                           Implied Consideration for Units              $4,569
                                                                                                                        =======
                                                                           Per Unit                                     $38.00
                                                                           Multiple of 1999 Est. OPAD                     14.6x (9)

           Based on total consideration, including
           Retention and Bonus Incentive arrangements:                 With Retention and Bonus Incentive:
                                                                       ----------------------------------
                                                                        Total Consideration for Peter Units and ETAs    $4,569
                                                                        Retention Incentive Pool (b)                       522
                                                                        Bonus Impact - Europe (c)                           38
                                                                                                                        -------
                                                                         Total Consideration for PALP Units and ETAs    $5,129
                                                                                                                        =======
                                                                           Per Unit                                     $42.66
                                                                           Multiple of 1999 Est. OPAD                     16.4x (f)

           Adjusted for taxes and timing:                              Total Adjusted Consideration:
                                                                       -----------------------------
                                                                        Total Consideration                             $5,129
                                                                        Tax & Timing Adjustments (d)
                                                                        ------------------------
                                                                           ETAs                                           (228)
                                                                           Units (e)                                      (442)
                                                                           Retention and Bonus Incentive Pool             (209)
                                                                           Bonus Impact - Europe                           (15)
                                                                                                                        -------
                                                                        Total Adjusted Consideration                    $4,236
                                                                                                                        =======
                                                                           Per Unit                                     $35.22
                                                                           Multiple of 1999 Est. OPAD                     13.6x (f)

---------------
(a) Ownership percentage based on diluted shares outstanding using treasury stock method.
(b)  Assumes baseline performance. NPV at 10%.
(c) NPV (at 10% discount rate) of five years of bonus contributions (assumed $10 mm/ year).
(d)  Assumes a tax rate of 40% and 10% discount rate.
(e)  Assumes no tax benefits for Paul Units.
(f)  Firm value includes OGI Note ($88mm).

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 15

III.    Analysis of Offer
--------------------------------------------------------------------------------
Adjusted Consideration
(dollars in millions; except per unit amounts)


                                                               Nominal  Consideration    Less: Tax          Adjusted Consideration
                                                    Units      ----------------------     & Timing          ----------------------
                                                    (000s)       Total      Per Unit     Adjustments         Total       Per Unit
                                                   -------     ---------  -----------    -----------        -------     ----------
         Consideration for Units:
            Peter Advisors Holdings                49,501       $1,881        $38.00           ($293)       $1,588        $32.08 (e)
            Peter Partners LLC                        142            5         38.00              (1)            5         34.15
            Private Units                           3,696          140         38.00             (23)          118         31.82
            Peter Holdings LLC (ETAs)              17,402          661  (a)    38.00            (210)          451         25.91
            Other ETAs                              1,445           55         38.00             (17)           37         25.91
            Deferred Comp. Plan:
               Vested                               1,887           72         38.00             (12)           60         31.85
               Unvested                               894           34         38.00              (5)           28         31.85
            Deferred Restricted Units:
               Vested                                 101            4         38.00              (1)            3         31.85
               Unvested                             1,495           57  (h)    38.00             (12)           45         30.26
            Deferred Units                          2,093           80  (b)    38.00             (32)           47         22.63
            Performance Units                         201            8  (h)    38.00              (3)            5         22.63
            Option, net                             4,069 (c)      155  (d)    38.00             (61)           94         23.08
            OGI Note                                   98            4         38.00                             4         38.00
                                                 --------       ------                       --------      -------
                                                   83,024        3,155         38.00            (670)        2,485         29.93
            Paul                                   37,224        1,415  (f)    38.00               0         1,415         38.00
                                                 --------       ------                       --------      -------
               Total Consideration for Units      120,248        4,569         38.00            (670)        3,900         32.43
         Retention and Bonus Incentive Pool                        683          5.68            (370)          313          2.60
         Bonus Impact - Europe                                      50          0.42             (27)           23          0.19
                                                                ------                       --------      -------
              Total Consideration                               $5,303        $44.10         ($1,067)       $4,236        $35.22
                                                                ======                       ========      =======

         ---------------------------------------------------
         (a) Includes cash ($555 mm) and Adam common stock ($106 mm).
         (b) Agreement to pay on existing vesting schedule plus 8% per annum.
         (c) Option shares calculated using treasury stock method. Average strike price of $20.31 per unit.
         (d) "Spread value" only.
         (e) Includes basis impact from pro rata share of OG1 Note.
         (f) Assumes purchase price of $38.00 with no tax benefits.
-------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                 Page 16

 III.  Analysis of Offer
--------------------------------------------------------------------------------
Retention Pool Analysis
(dollars in millions)

                                                                                                                     2000-2006
                                      ----------------------------------------------------------------------  ---------------------
                                       2000      2001       2002        2003      2004      2005       2006     Total     NPV @10%
                                      ------    ------     ------      ------    ------    ------     ------  ---------   --------
    Peter
    -----
    Senior MDs                          $78       $78        $78         $78       $78                            $391       $296

    Other Peter
       Base Case
       (15% Revenue Growth)
          Fixed                         $21       $21        $21         $21        $21                           $105       $80
          Variable                        0         0          9           9          9        $9         $9        45        28
                                       ----      ----       ----        ----       ----      ----       ----     -----     -----
              Total                     $21       $21        $30         $30        $30        $9         $9      $150      $108
                                       ====      ====       ====        ====       ====      ====       ====     =====     =====

       Maximum
       (20%+ Revenue Growth)
          Fixed                         $21       $21        $21         $21        $21                           $105        $80
          Variable                        0         0         24          24         24       $24       $24        120        75
                                       ----      ----       ----        ----       ----      ----       ----     -----     -----
              Total                     $21       $21        $45         $45        $45       $24       $24       $225      $155
                                       ====      ====       ====        ====       ====      ====       ====     =====     =====


    Non-Peter:
    ----------
    Base Case
    (Baseline Revenue Growth)
       Fixed                            $16       $14        $14          $8         $8                            $62       $49
       Variable                           0         0          6           6          6         6          6        30        19
                                       ----      ----       ----        ----       ----      ----       ----     -----     -----
          Total                         $16       $14        $20         $14        $14        $6         $6       $92       $67
                                       ====      ====       ====        ====       ====      ====       ====     =====     =====

    Maximum Case
    (133% of Baseline Revenue Growth)
       Fixed                            $16       $14        $14          $8         $8                            $62       $49
       Variable                           0         0         16          16         16        16         16        80        50
                                       ----      ----       ----        ----       ----      ----       ----     -----     -----
          Total                         $16       $14        $30         $24        $24       $16        $16      $142       $99
                                       ====      ====       ====        ====       ====      ====       ====     =====     =====

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 17

IV. Proposed Equity Plan
--------------------------------------------------------------------------------
Summary of Proposed Terms


      . Adam will sell approximately 21.4% of Peter's equity in the form of limited partnership units (Units) to Peter MDs over the next five years. Peter's Compensation Committee will determine the allocation of equity among eligible employees.

      . Peter's bonus pool will be reduced by 15% over the next five years (from 45% to 30%):

          --   4% in year 1
          --   3 1/2% in year 2
          --   3% in year 3
          --   2 1/2% in year 4
          --   2% in year 5

      . Plan participants will purchase Units at Fair Market Value (FMV) reflecting a private market discount for illiquidity, transfer restrictions, etc. FMV will be 6.Ox the trailing twelve month's OPAD, giving effect to the reduced bonus pool (but not transaction-related charges, e.g., goodwill, retention bonus payments, etc).

      . Plan participants will pay for Units with a full recourse 7% Note payable over five years (straight-line amortization). The base compensation of the participant will be increased in an amount equal to annual principal amortization and interest on the Note. Participants will pay income tax on the increased compensation but also receive regular distributions on the Units purchased.

          -- The increased compensation will not be charged against earnings for purposes of the bonus pool or the purchase price of Units

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 18

IV. Proposed Equity Plan
--------------------------------------------------------------------------------
Summary of Proposed Terms (Cont'd)

      . Peter will have the right to repurchase Units corresponding to the unpaid principal balance of the Note upon the participant's departure from Peter for any reason, by canceling the Note. These Units would be resold to other eligible employees at FMV and financed by a newly issued Note.


      . Units which are not restricted by the Note (a pro rata number of Units -- 1/5 per year following purchase -- are "released" as the Note amortizes) may be sold by the participant, subject to limitations:

          -- While an active employee: Units may be sold only to other plan participants during an annual "window period" at privately negotiated prices

          -- Upon termination of employment: Until the second anniversary of departure Units may only be sold to Adam or plan participants who are actively employed, as described above. After this period Units may be sold in privately negotiated transactions to any accredited investor.

      . Adam will have a call option on Units. The call is exercisable at the first, second and third anniversary of a plan participant's termination of employment. The call is transferable in any sale to an active employee but not to an unrelated private investor. The call price will be equal to a multiple of the trailing twelve month's OPAD which will vary depending upon Peter's weighted average 1-year and 3-year investment performance:

          -- First quartile:           14.0x
          -- Second/third quartile:    12.0x
          -- Fourth quartile:          10.0x


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                 Page 19

IV. Proposed Equity Plan
--------------------------------------------------------------------------------
Summary of Proposed Terms (Cont'd)


     . Plan participants will have a put option to Adam. The put is exercisable at the first, second and third anniversary of a plan participant's termination of employment. The put is transferable in any sale to another active employee but not to an unrelated private investor. The put price will be equal to a multiple of the trailing twelve month's OPAD which will vary depending upon Peter's weighted average 1-year and 3-year investment performance:

          -- First quartile:                                 12.0x
          -- Second/third quartile:                          10.0x
          -- Fourth quartile:                                 8.0x

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 20

IV.    Proposed Equity Plan
--------------------------------------------------------------------------------
Equity Cash Flows
(dollars in millions)


                                                  -----------------------------------------------------------------------------
                                       1999       2000      2001      2002       2003      2004      2005       2006      2007
                                       ----------------------------------------------------------------------------------------
Operating Data:
---------------
Pre-Bonus Operating Income             $347       $396      $435      $479       $526      $579      $637       $701      $771
                                                           -----
    Period Growth                       --          14 %      10 %      10 %       10 %      10 %      10 %       10 %      10 %
                                                           -----
Bonus Pool:
-----------
    Bonus Pool                         45.0 %     41.0 %    37.5 %    34.5 %     32.0 %    30.0 %    30.0 %     30.0 %    30.0 %
       Bonus Pool Reduction (%)                    4.0       3.5       3.0        2.5       2.0
       Cumulative Bonus Pool
        Reduction(%)                               4.0       7.5      10.5       13.0      15.0      15.0       15.0      15.0
    Current Bonus Pool                            $178      $196      $215       $237      $261      $287       $315      $347
    Revised Bonus Pool                             162       163       165        168       174       191        210       231
                                                  -----    ------     -----      -----     -----     -----      -----   -------
      Bonus Pool Reduction                         $16       $33       $50        $68       $87       $96       $105      $116
                                                  -----    ------     -----      -----     -----     -----      -----   -------
    Pro Forma Operating Income         $191       $233      $272      $313       $358      $405      $446       $490      $540

Equity Purchase:
----------------
Purchase Price              6.0x                   $78       $73       $66        $58       $50

Units Owned, BOP                                   0.0       6.8      12.0       16.0      19.1      21.4       21.4      14.6
  Total Units Purchased                            6.8       5.2       4.0        3.1       2.3
Units Forfeited                                                                             0.0       0.0        0.0       0.0
                                                  -----    ------     -----      -----     -----     -----      -----   -------
Units Owned, BOP, Adjusted                         6.8      12.0      16.0       19.1      21.4      21.4       21.4      14.6
                                                  -----    ------     -----      -----     -----     -----      -----   -------
    Units Sold                                                                                                  (6.8)     (5.2)
                                                  -----    ------     -----      -----     -----     -----      -----   -------
Units Owned, EOP                                   6.8      12.0      16.0       19.1      21.4      21.4       14.6       9.4
                                                  =====    ======     =====      =====     =====     =====      =====   =======
Units Released, EOP                                1.4       3.8       7.0       10.8      15.1      18.0       13.1       9.0
Total Units Outstanding               100.0
Pro Forma Ownership                                6.8 %    12.0 %    16.0 %     19.1 %    21.4 %    21.4 %     21.4 %    14.6 %
Unencumbered Ownership                             1.4       3.8       7.0       10.8      15.1      18.0       19.9      14.2

                                       Exit Multiple           12.0x
                                       Income Growth             10 %
                                       Tenure (years)            11
                                       Amort. Period              5
                                     --------------------------------
                                         2008       2009       2010
                                     ---------  ----------  ---------
Operating Data:
---------------
Pre-Bonus Operating Income               $848       $933     $1,026

    Period Growth                          10 %       10 %       10 %

Bonus Pool:
-----------
    Bonus Pool                           30.0 %     30.0 %     30.0 %
       Bonus Pool Reduction (%)
       Cumulative Bonus Pool             15.0       15.0       15.0
        Reduction(%)                     $382       $420       $462
    Current Bonus Pool
    Revised Bonus Pool                    254        280        308
                                     ---------  ----------  ---------
      Bonus Pool Reduction               $127       $140       $154
                                     =========  ==========  =========
    Pro Forma Operating Income           $593       $653       $718

Equity Purchase:
----------------
Purchase Price              6.0

Units Owned, BOP                          9.4        5.4        2.3
  Total Units Purchased
Units Forfeited                           0.0        0.0        0.0
                                     ---------  ----------  --------
Units Owned, BOP, Adjusted                9.4        5.4        2.3

    Units Sold                           (4.0)      (3.1)      (2.3)
                                     ---------  ----------  --------
Units Owned, EOP                          5.4        2.3        0.0
                                     =========  ==========  ========
Units Released, EOP                       5.4        2.3        0.0

Total Units Outstanding

Pro Forma Ownership                       9.4 %      5.4 %      2.3 %
Unencumbered Ownership                    9.4        5.4        2.3

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 21

IV.    Proposed Equity Plan
--------------------------------------------------------------------------------
Equity Cash Flows
(dollars in millions)





                                                     -------------------------------------------------------------------------------
                                                      2000      2001       2002      2003      2004      2005       2006      2007
                                                     ------  --------  ---------  --------  --------  --------  ---------  ---------
Impact on Holder:
-----------------
Equity Distribution                                    $16       $33        $50       $68       $87       $96       $105       $79
  Plus: Increased Compensation                          20        39         54        66        75        56         38        23
  Less: Interest Expense                                (5)       (8)       (10)      (11)      (10)       (6)        (3)       (1)
                                                     ------  --------  ---------  --------  --------  --------  ---------  ---------
Taxable Income                                          31        63         94       123       152       145        140       101
  Less: Income Tax @ 50%                               (16)      (31)       (47)      (62)      (76)      (72)       (70)      (50)
  Less: Amortization                                   (16)      (30)       (43)      (55)      (65)      (49)       (35)      (22)
                                                     ------  --------  ---------  --------  --------  --------  ---------  ---------
Net Cash Flow                                           $0        $1         $3        $7       $11       $23        $35       $29
                                                     ======  ========  =========  ========  ========  ========  =========  =========
Equity Valuation           12.Ox                                                                                    $399      $338
    Less: Capital Gains Tax @ 22%                                                                                    (71)      (58)
                                                                                                                ---------  ---------
Net Proceeds                                                                                                        $328      $280
                                                                                                                =========  =========
Memo: Capital Gain                                                                                                  $321      $265
Foregone Bonus                                         $16       $33        $50       $68       $87       $96       $105      $116
Incremental Bonus (Not Reduced)                        $44       $33        $22       $11        $0        $0         $0        $0
 Less: Income Tax @ 50%                                (22)      (16)       (11)       (5)        0         0          0         0
                                                     ------  --------  ---------  --------  --------  --------  ---------  ---------
Incremental Bonus (Not Reduced)                        $22       $16        $11        $5        $0        $0         $0        $0
                                                     ======  ========  =========  ========  ========  ========  =========  =========

                                 Total    NPV @ 12%
                                 -----    ---------
Gross Proceeds (p/t)             $1,891       $782     $44       $35        $28       $24       $22       $46       $469      $395
   1999 Bonus Multiple (p/t)                  15.0x
Gross Proceeds (alt)             $1,427       $573     $22       $18        $14       $12       $11       $23       $364      $308
   1999 Bonus Multiple (a/t)                  22.0x
Net Proceeds (a/t)                  877       $307      (8)      (15)       (22)      (27)      (32)      (25)       311       251
  IRR (a/t)                                   56.4 %

                                               Exit Multiple          12.0x
                                               Income Growth            10 %
                                               Tenure (years)           11
                                               Amort. Period             5
                                               -----------------------------
                                                 2008       2009      2010
                                               -------    -------    -------
Impact on Holder:
-----------------
Equity Distribution                               $56        $35       $17
  Plus: Increased Compensation                     10          0         0
  Less: Interest Expense                           (0)         0         0
                                               -------    -------    -------
Taxable Income                                     66         35        17
  Less: Income Tax @ 50%                          (33)       (18)       (8)
  Less: Amortization                              (10)         0         0
                                               -------    -------    -------
Net Cash Flow                                     $23        $18        $8
                                               =======    =======    =======
Equity Valuation           12.Ox                 $287       $242      $199
    Less: Capital Gains Tax @ 22%                 (49)       (40)      (33)
                                               -------    -------    -------
Net Proceeds                                     $238       $201      $166
                                               =======    =======    =======
Memo: Capital Gain                               $221       $184      $150
Foregone Bonus                                   $127       $140      $154
Incremental Bonus (Not Reduced)                    $0         $0        $0
 Less: Income Tax @ 50%                             0          0         0
                                               -------    -------    -------
Incremental Bonus (Not Reduced)                    $0         $0        $0
                                               =======    =======    =======

Gross Proceeds (p/t)                             $333       $277      $216
   1999 Bonus Multiple (p/t)
Gross Proceeds (alt)                             $261       $219      $l75
   1999 Bonus Multiple (a/t)
Net Proceeds (a/t)                                198        149        98
  IRR (a/t)

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 22

IV.    Proposed Equity Plan
--------------------------------------------------------------------------------
Summary Financial Analysis -- 12x Exit Multiple
(dollars in millions)


                                                                     Key Assumptions:
                                                                     Amortization Period                 5 yrs.
                                                                     Discount Rate                      12 %

                                           Tenure                                  Tenure
                              ----------------------------------        ---------------------------------
                                5             7             11            5           7              11
                              -----         -----          -----        -----       -----           -----
                                          Gross PV                             Income Multiple
                                         (After tax)                             (After tax)
  Operating Income
      0% Growth                 $245          $290          $302         9.4x         1l.2x         1l.6x
      5% Growth                  326           398           417        12.6          15.3          16.1
      10% Growth                 433           541           573        16.7          20.8          22.0
      15% Growth                 571           731           781        22.0          28.1          30.0
      20% Growth                 749           980         1,057        28.8          37.7          40.6

                                           Net PV                                    IRR
                                         (After tax)                             (After tax)
  Operating Income
      0% Growth                 $138          $155          $125        43.8%         41.9%         38.3%
      5% Growth                  209           244           202        52.7%         51.0%         47.3%
      10% Growth                 305           366           307        61.8%         60.2%         56.4%
      15% Growth                 431           530           448        71.0%         69.4%         65.6%
      20% Growth                 596           750           635        80.3%         78.8%         74.8%

--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 23

IV.    Proposed Equity Plan
--------------------------------------------------------------------------------
Gross and Net Present Value Comparison -- 12x Exit Multiple
(dollars in millions)



               Gross PV                                   Net PV

                [GRAPH]                                   [GRAPH]








                                  5 Year Tenure
                                  7 Year Tenure
                                 11 Year Tenure


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 24

IV.     Proposed Equity Plan
--------------------------------------------------------------------------------
Summary Financial Analysis - lOx Exit Multiple
(dollars in millions)


                                                                   Key Assumptions:
                                                                   Amortization Period          5 yrs.
                                                                   Discount Rate               12 %
                                       Tenure                                     Tenure
                         ----------------------------------         ----------------------------------
                           5             7             11             5             7             11
                         -----         -----          -----         -----         -----          -----
                                      Gross PV                               Income Multiple
                                     (Alter tax)                                (After tax)
  Operating Income
      0% Growth             $218          $256          $266          8.4x          9.9x          10.2x
      5% Growth              289           350           366         11.1          13.5           14.1
      10% Growth             382           474           501         14.7          18.2           19.3
      15% Growth             501           638           680         19.3          24.5           26.2
      20% Growth             655           853           918         25.2          32.8           35.3

                                       Net PV                                      IRR
                                     (After tax)                                (After tax)

  Operating Income
      0% Growth             $111          $121           $90         39.5%         37.2%          32.7%
      5% Growth              172           196           151         48.2%         45.9%          41.4%
      10% Growth             254           298           234         57.0%         54.8%          50.1%
      15% Growth             361           437           347         66.0%         63.8%          59.0%
      20% Growth             502           623           496         75.0%         72.9%          68.0%


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 25

IV. Proposed Equity Plan
--------------------------------------------------------------------------------
Summary Financial Analysis -- 14x Exit Multiple
(dollars in millions)


                                                                        Key Assumptions:
                                                                        Amortization Period             5 yrs.
                                                                        Discount Rate                  12 %

                                            Tenure                                    Tenure
                              ----------------------------------        ----------------------------------
                                5             7             11            5             7             11
                              ------        ------         ------       ------        ------         -----
                                            Gross PV                              Income Multiple
                                          (After tax)                               (After tax)
     Operating Income
         0% Growth              $271          $324          $337          10.4x         12.5x         13.Ox
         5% Growth               364           446           469          14.0          17.1          18.0
         10% Growth              484           609           645          18.6          23.4          24.8
         15% Growth              641           824           882          24.7          31.7          33.9
         20% Growth              843         1,108         1,196          32.4          42.6          46.0
                                             Net PV                                    IRR
                                          (After tax)                              (After tax)

     Operating Income
         0% Growth              $164          $188          $161          47.5%         46.0%         43.1%
         5% Growth               247           292           253          56.8%         55.4%         52.4%
         10% Growth              356           433           379          66.1%         64.9%         61.8%
         15% Growth              501           623           548          75.5%         74.4%         71.2%
         20% Growth              690           878           775          85.0%         83.9%         80.7%


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 26

V.    Incremental Fixed Income Assets
--------------------------------------------------------------------------------
Fixed Income Assets Under Management
(dollars in billions)


                                    -----------------------------------------------------------         CAGR
                                      1999  (a)       2000              2001              2002          99-02
                                    --------         --------          --------          --------      --------

  German Insurance Assets:
     Life Assets                   $ 73,689         $ 78,847          $ 84,367          $ 90,272          7 %
     P&CAssets                       12,166           13,018            13,929            14,904          7
     Euroland Funds                   7,598            8,130             8,699             9,308          7
     Europe Funds                     3,038            3,251             3,478             3,722          7
                                 -----------      -----------       -----------       -----------
       Total Insurance Assets        96,491          103,245           110,473           118,206          7
                                 -----------      -----------       -----------       -----------
       % of Total AUM                    81 %             79 %              75 %              71 %


 Third-Party Retail:
     Germany                          3,840            5,091             7,197             9,828          37
     Europe(Ex. Germany)             12,100           13,310            15,573            19,154          17
                                 -----------      -----------       -----------       -----------
        Total Retail                 15,940           18,401            22,770            28,983          22
                                 -----------      -----------       -----------       -----------
        % of TotaI AUM                   13 %             14 %              15 %              17 %


 Third-Party Institutional:
     Germany                          1,860            3,130             6,139             9,249          71
     Europe (Ex. Germany)             5,500            6,435             7,658             9,342          19
                                 -----------      -----------       -----------       -----------
        Total Institutional           7,360            9,565            13,797            18,591          36
                                 -----------      -----------       -----------       -----------
        % of Total AUM                    6 %              7 %               9 %              11 %

 Total AUM                         $119,791         $131,212          $147,039          $165,780          11 %
        Period Growth                --                   10 %              12 %              13 %


(a) As of June 30, 1999.



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 27

V.    Incremental Fixed Income Assets
--------------------------------------------------------------------------------
Insurance Assets
(dollars in millions)


                                          2000                    2001                   2002
                                   ------------------      ------------------     ------------------
                                    Low         high        Low         High        Low        High
                                   -------   --------      -------  ---------     -------  ---------
    Base Fees:
       Life/P&C Assets             $18.4       $18.4       $19.7       $19.7       $21.0      $21.0
       Euro Funds                    5.7         5.7         6.1         6.1         6.5        6.5
                                   -------   --------      -------  ---------     -------  ---------
         Total Base Fees            24.1        24.1        25.7        25.7        27.5       27.5
                                   -------   --------      -------  ---------     -------  ---------

    Performance Fees:
       Life Assets                   0.0         0.0         0.0         0.0         0.0        0.0
       P&C Assets                    1.0         5.9         1.0         6.3         1.1        6.7
       Euroland Funds                0.6         3.7         0.7         3.9         0.7        4.2
       Europe Funds                  0.2         1.5         0.3         1.6         0.3        1.7
                                   -------   --------      -------  ---------     -------  ---------
         Total Performance           1.8        11.0         2.0        11.7         2.1       12.6
                                   -------   --------      -------  ---------     -------  ---------
   Total Revenues                   25.9        35.0        27.7        37.5        29.6       40.1

   Expenses:
       Adam Expenses                19.2        19.2        20.6        20.6        22.0       22.0
       Peter Expenses                4.2         4.2         6.2         6.2         6.2        6.2
       Adam Reimbursement (a)       (8.9)       (4.8)       (9.6)       (5.2)        0.0        0.0
                                   -------   --------      -------  ---------     -------  ---------
         Total Expenses             14.5        18.6        17.2        21.6        28.2       28.2
                                   -------   --------      -------  ---------     -------  ---------
       Insurance Income            $11.4       $16.4       $10.5       $15.9        $1.4      $11.9
                                   =======   ========      =======  =========     =======  =========


       (a) Assume 45% bonus pool.


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 28

V.     Incremental Fixed Income Assets
--------------------------------------------------------------------------------
Summary Contribution to Peter
(dollars in millions)


                                         2000                 2001                 2002
                                  -----------------    ------------------   ------------------
                                   Low        High      Low         High      Low        High
                                  ------     ------    -----       ------   ------      ------
   Insurance:
       Revenues                   $25.9      $35.0     $27.7       $37.5    $29.6       $40.1
       Adam Expenses              (19.2)     (19.2)    (20.6)      (20.6)   (22.0)      (22.0)
       Peter Expenses              (4.2)      (4.2)     (6.2)       (6.2)    (6.2)       (6.2)
       Reimbursement (a)            8.9        4.8       9.6         5.2      0.0         0.0
                                  ------     ------    ------      ------   ------      ------
        Contribution               11.4       16.4      10.5        15.9      1.4        11.9
                                  ------     ------    ------      ------   ------      ------

   Retail:
       Revenues                    13.5       13.5      18.9        18.9     27.5        27.5
       Peter Expenses              (0.9)      (0.9)     (1.4)       (1.4)    (1.6)       (1.6)
                                  ------     ------    ------      ------   ------      ------
        Contribution               12.6       12.6      17.5        17.5     25.9        25.9
                                  ------     ------    ------      ------   ------      ------

   Institutional:
       Revenues                    12.4       12.4      21.1        21.1     31.6        31.6
       Adam Expenses              (12.4)     (12.4)    (12.9)      (12.9)   (13.4)      (13.4)
       Peter Expenses              (2.3)      (2.3)     (3.8)       (3.8)    (4.2)       (4.2)
       Reimbursement                0.1        0.1       0.0         0.0      0.0         0.0
                                  ------     ------    ------      ------   ------      ------
        Contribution               (2.2)      (2.2)      4.4         4.4     14.0        14.0
                                  ------     ------    ------      ------   ------      ------
   Total Income                    $21.7      $26.8     $32.5      $37.8    $41.3       $51.8


   Contribution to Bonus Pool:
       45% Bonus Pool              $14.7      $14.7     $19.9      $19.9    $18.6       $23.3
       30% Bonus Pool               13.1       13.1      16.6       16.6     12.4        15.5


   (a) Assume 45% bonus pool.


--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 29

VI. Appendix
--------------------------------------------------------------------------------
Third-Party Institutional Assets (Germany)
(dollars in millions)



                   Peter will have P&L responsibility for Institutional assets in Germany. Adam will fund any initial losses but not the incremental Peter expenses.


                                    ---------------------------------      CAGR
                                     2000         2001         2002        00-02
                                    -------      -------      -------      -----

  AUM:
      Existing                      $1,990       $2,130       $2,279         7 %
      New                            1,140        4,010        6,971       147
                                    -------      -------      -------
        Total                       $3,130       $6,139       $9,249        71
                                    =======      =======      =======

  Management Fees:
      Existing                        18.0  bps    18.0  bps    18.0 bps
      New                             21.0         24.0         26.0

  Management Revenues:
      Existing                        $3.6         $3.8         $4.1
      New                              2.4          9.6         18.1
                                    -------      -------      -------
        Total Revenues                 6.0         13.5         22.2
                                    -------      -------      -------
  Adam Expenses                        5.9          6.1          6.3
  Income                              $0.1         $7.4        $15.9
    AZ Subsidy                         0.0          0.0          0.0
    Peter Expenses                    (0.8)        (1.8)        (2.1)
                                    -------      -------      -------
  Income to Peter                    ($0.7)        $5.6        $13.8
                                    =======      =======      =======



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 30

VI.     Appendix
--------------------------------------------------------------------------------
Third-Party Institutional Assets (Europe)
(dollars in millions)



        Peter will also have P&L responsibility for Institutional assets outside of Germany. Adam will fund any initial losses but not the incremental Peter expenses.



                         ----------------------------------------          CAGR
                          2000             2001            2002           00-02
                         -------          -------         -------         -----
   AUM                   $6,435           $7,658          $9,342           19 %

   Management Fees:        10.0  bps        10.0  bps       10.0  bps

   Revenues                $6.4             $7.7            $9.3
   Adam Expenses            6.5              6.8             7.1
   Income                 ($0.1)            $0.9            $2.2
     AZ Subsidy             0.1              0.0             0.0
     Peter Expenses        (1.5)            (2.0)           (2.1)
                         -------          -------         -------
   Income to Peter        ($1.5)            (1.1)           $0.1
                         =======          =======         =======



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 31

VI.    Appendix
--------------------------------------------------------------------------------
Third-Party Retail Assets (Germany)
(dollars in millions)


                    For Retail assets in Germany, Peter will provide a model portfrlio and receive 30% of the total management revenues.


                          ----------------------------------      CAGR
                          2000          2001          2002       00-02
                         -------       -------       -------   --------

 AUM:
    Existing             $4,109        $4,396        $4,704        7.0 %
    New                     983         2,801         5,124      128.4
                         -------       -------       -------
      Total              $5,091        $7,197        $9,828       38.9
                         =======       =======       =======

 Management Fees:
    Existing               40.0 bps      40.0   bps    40.0 bps
    New                    65.0          70.0          80.0

 Management Revenues:
    Existing               16.4          17.6          18.8
    New                     6.4          19.6          41.0
                         -------       -------       -------
      Total                22.8          37.2          59.8
                         -------       -------       -------
 Peter Revenue Share        6.8          11.2          17.9
   Peter Expenses          (0.3)         (0.5)         (0.6)
                         -------       -------       -------
 Income to Peter           $6.5         $10.7         $17.3
                         =======       =======       =======



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 32

VI.     Appendix
--------------------------------------------------------------------------------
Third-Party Retail Assets (Europe)
(dollars in millions)



                    For Retail assets outside of Germany, Peter will provide a model portfolio and receive a subadvisory fee of 5 bps.


                            -----------------------------------         CAGR
                              2000          2001         2002           00-02
                            --------      --------     --------        ------
   AUM:                     $13,310       $15,573      $19,154          20.0 %

   Management Fees:
       Management Fees        105.0 bps     100.0 bps     90.0 bps
       Subadvisory Fee          5.0           5.0          5.0

   Management Revenues:
       Management Fees       $139.8        $155.7       $172.4

   Subadvisory Fee              6.7           7.8          9.6
     Peter Expenses            (0.6)         (0.9)        (1.0)
                            --------      --------     --------
   Income to Peter             $6.1          $6.9         $8.6
                            ========      ========     ========



--------------------------------------------------------------------------------
Lazard Freres & Co. LLC                                                  Page 33